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                                                                  Exhibit 4.1


                          FAROUDJA LABORATORIES, INC.


                            1995 STOCK OPTION PLAN
              Adopted by the Board of Directors on August 1, 1995
              and Approved by the Shareholders on August 1, 1995
                    Amended by the Board on August 19, 1996
             and Approved by the Shareholders on August 19, 1996.



  1. PURPOSES OF THIS PLAN. The purposes of this 1995 Stock Option Plan are to attract and retain the best available personnel, to provide additional incentive to the Employees of the Company and its Subsidiaries, to promote the success of the Company's business and to enable the Employees to share in the growth and prosperity of the Company by providing them with an opportunity to purchase stock in the Company.

       Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written stock option agreement.

  2.   DEFINITIONS.  As used herein, the following definitions shall apply:

       (a)  "BOARD" shall mean the Board of Directors of the Company.

       (b) "CODE" shall mean the Internal Revenue Code of the 1986, as amended.

       (c) "COMMON STOCK" shall mean the Common Stock of the Company, without par value.

       (d) "COMPANY" shall mean Faroudja Laboratories, Inc. a California corporation.

       (e) "COMMITTEE" shall mean the Committee appointed by the Board in accordance with Section 4 of this Plan, if one is appointed.

       (f) "CONTINUOUS EMPLOYMENT" or "Continuous Status as an Employee" shall mean the absence of any interruption or termination of employment or service as an Employee by or to the Company or any Parent or Subsidiary of the Company which now exists or is hereafter organized or acquired by or acquires the Company. Continuous Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board or in the event of transfers between locations of the Company or between the Company, its Parent, any of its Subsidiaries or its successors.

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       (g)  "DISINTERESTED PERSON" shall mean a director who is a
"disinterested person," as such term is defined pursuant to Rule
16b-3(c)(2)(i) promulgated pursuant to the Exchange Act and any applicable releases and opinions or the Securities and Exchange Commission.

       (h) "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company, its Parent, any of its Subsidiaries or its successors; or, for purposes of eligibility for Nonstatutory Stock Options, any person employed by the Company, including officers and directors, or any consultant to, or director of, the Company, or any Parent or Subsidiary of the Company, whether or not such consultant or director is an employee of such entities.

       (i) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor legislation.

       (j) "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

       (k) "NONSTATUTORY STOCK OPTION" shall mean an Option which is not an Incentive Stock Option.

       (l)  "OPTION" shall mean a stock option granted pursuant to this Plan.

       (m) "OPTION AGREEMENT" shall mean a written agreement in such form or forms as the Board (subject to the terms and conditions of this Plan) may from time to time approve, evidencing an Option.

       (n)  "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

       (o)  "OPTIONEE" shall mean an Employee who is granted an Option.

       (p) "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Sections 425(e) and (g) of the Code.

       (q)  "PLAN" shall mean this 1995 Stock Option Plan.

       (r) "REGISTRATION DATE" shall mean the effective date of the first registration statement which is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act, with respect to any class of the Company's securities.

       (s) "SHARE" or "Shares" shall mean the Common Stock, as adjusted in accordance with Section 11 of this Plan.

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       (t)  "STOCK PURCHASE AGREEMENT" shall mean an agreement in such form or forms as the Board (subject to the terms and conditions of this Plan) may from time to time approve, which is to be executed as a condition of purchasing Optioned Stock upon exercise of an Option.

       (u) "SUBSIDIARY" shall mean a subsidiary corporation, whether now or hereafter existing, as defined in Sections 425(f) and (g) of the Code.

  3. STOCK SUBJECT TO THIS PLAN. Subject to the provisions of Section 11 of this Plan, the maximum aggregate number of Shares which may be optioned and sold under this Plan shall not exceed in the aggregate of Two Million Five Hundred Thousand (2,500,000) Shares. The Shares may be authorized, but unissued or reacquired Shares other than reacquired Shares delivered pursuant to Section 7(c)(iv) hereof as payment of consideration in the exercise of an option.

       If (a) an Option should expire or become unexercisable for any reason without having been exercised in full or (b) if the Company repurchases Shares from the Optionee pursuant to the terms of a Stock Purchase Agreement (provided that the Optionee did not receive benefits of ownership, such as dividends, which would destroy the exemption from the provisions of Section 16(b) of the Exchange Act provided by Rule 16b-3 promulgated pursuant to the Exchange Act), the unpurchased Shares or repurchased Shares, respectively, which were subject thereto shall, unless this Plan shall have been terminated, return to this Plan and become available for other Options under this Plan.

       The Company intends that as long as it is not subject to the reporting requirements of Section 13 or l5(d) of the Exchange Act, and is not an investment company registered or required to be registered under the Investment Company Act of 1940, as amended, all offers and sales of Options and Common Stock issuable upon exercise of any Option shall be exempt frown registration under the provisions of Section 5 of the Securities Act, and this Plan shall be administered in such a manner so as to preserve such exemption. The Company intends for this Plan to constitute a written compensatory benefit plan within the meaning of Rule 701(b) of 17 CFR Section
230.701 ("Rule 701") promulgated by the Securities and Exchange Commission pursuant to such Act. Unless otherwise designated by the Committee at the time an Option is granted, all options granted under this Plan by the Company, and the issuance of any Shares upon exercise thereof, are intended to be granted in reliance on Rule 701.

  4.   ADMINISTRATION OF THIS PLAN.

       (a) PROCEDURE. This Plan shall be administered by the Board. The Board may appoint a Committee consisting of two (2) or more members of the Board (or such greater number as is required to qualify for the exemption from the provisions of Section 16(b) of the Exchange Act provided by Rule 16b-3 promulgated pursuant to the Exchange Act) to administer this Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the

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Board. From time to time, the Board may increase the size of the Committee and appoint additional members of the Board thereto, remove members (with or without cause) and appoint new members of the Board in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and, thereafter, directly administer this Plan. Members of the Board or Committee who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of this Plan or the grant of Options pursuant to this Plan, except that no such member shall act upon the granting of an Option to such person nor shall any such members presence at a meeting of the Board of Directors establish the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Option to him.

       (b) PROCEDURE AFTER REGISTRATION DATE. Notwithstanding the provisions of subsection (a), after the Registration Date this Plan shall be administered either by: (i) the full Board, provided that at all times each member of the Board is a Disinterested Person; or (ii) a Committee which at all times consists solely of Board members who are Disinterested Persons. After the Registration Date, the Board shall take all action necessary to administer this Plan in accordance with the then-effective provisions of Rule 16b-3 promulgated under the Exchange Act, provided that any amendment to this Plan required for compliance with such provisions shall be made in accordance with Section 13 of this Plan.

       (c) POWERS OF THE BOARD AND/OR COMMITTEE. Subject to the provisions of this Plan, the Committee or the Board, as appropriate, shall have the authority, in its discretion: (i) to grant Incentive Stock Options and Nonstatutory Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 7 of this Plan, the fair market value per Share; (iii) to determine the exercise price of the Options, which exercise price and type of consideration shall be determined in accordance with Section 7 of this Plan; (iv) to determine the Employees to whom, and the time or times at which, Options shall be granted, and the number of Shares to be subject to each Option; (v) to prescribe, amend and rescind rules and regulations relating to this Plan; (vi) to determine the terms and provisions of each Option Agreement and each Stock Purchase Agreement (each of which need not be identical with the terms of other Option Agreements and Stock Purchase Agreements) and, with the consent of the holder thereof, to modify or amend each Option Agreement and Stock Purchase Agreement; (vii) to determine whether a stock repurchase agreement or other agreement will be required to be executed by any Employee as a condition to the exercise of an Option, and to determine the terms and provisions of any such agreement (which need not be identical with the terms of any other such agreement) and, with the consent of the Optionee, to amend any such agreement; (viii) to interpret this Plan, the option Agreements, the Stock Purchase Agreements or any agreement entered into with respect to the grant or exercise of Options;
(ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board or to take such other actions as may be necessary or appropriate with respect to the Company's rights pursuant to Options or agreements relating to the grant or exercise thereof; and (x) to make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of this Plan.

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       (d)  EFFECT OF THE BOARD'S OR COMMITTEE'S DECISION.  All decisions, determinations and interpretations of the Board or the Committee shall be final and binding on all Optionees and any other holders of Options.

  5. ELIGIBILITY. Options may be granted only to Employees. An Employee who has been granted an Option may, if such Employee is otherwise eligible, be granted additional Options.

  6. TERM OF PLAN. This Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by vote of a majority of the outstanding shares of the Company's capital stock entitled to vote on the adoption of this Plan. This Plan shall continue in effect for a term often
(10) years unless sooner terminated in accordance with the terms and provisions of this Plan.

  7.   OPTION PRICE AND CONSIDERATION.

       (a) EXERCISE PRICE. The exercise price per Share for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Board; provided, however, that such price shall in no event be less than eighty-five percent (85%) with respect to Nonstatutory Stock Options, and one hundred percent (100%) with respect to Incentive Stock Options, of the fair market value per Share on the date of grant. In the case of an Option granted to an Employee who, at the time the Option is granted, owns stock (as determined under Section 425(d) of the Code) constituting more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, the exercise price per Share shall be no less than one hundred ten percent (110%) of the fair market value per Share on the date of grant.

       (b) FAIR MARKET VALUE. The fair market value per Share on the date of grant shall be determined by the Board in its sole discretion, exercised in good faith; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the average of the closing bid and asked prices of the Common Stock on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotations ("NASDAQ") System), or, in the event the Common Stock is listed on a stock exchange or on the NASDAQ System, the fair market value per Share shall be the closing price on the exchange or on the NASDAQ System as of the date of grant of the Option, as reported in The Wall Street Journal.

       (c) PAYMENT OF CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory notes, Shares held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes which have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment. Subject to subparagraphs (i) through (iv) hereto,

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utilization of Shares as the method of payment may be completed by either (a)
the tender of Shares then held by the Optionee, or (b) the withholding of Shares which would otherwise be issued pursuant to an Option pursuant to broker-dealer sale and remittance procedure described in subparagraph (iii) hereto. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration is deemed to be such as may be reasonably expected to benefit the Company.

            (i) If the consideration for the exercise of an Option is a promissory note, it shall be a full recourse promissory note executed by the Optionee, bearing interest at a rate which shall be sufficient to preclude the imputation of interest under the applicable provisions of the Code.
Until such time as the promissory note has been paid in full, the Company may retain the Shares purchased upon exercise of the Option in escrow as security for payment of the promissory note.

            (ii) If the consideration for the exercise of an Option is the surrender of previously acquired and owned Shares, the Optionee will be required to make representations and warranties satisfactory to the Company regarding his title to the Shares used to effect the purchase, including, without limitation, representations and warranties that the Optionee has good and marketable title to such Shares free and clear of any and all liens, encumbrances, charges, equities, claims, security interests, options or restrictions and has full power to deliver such Shares without obtaining the consent or approval of any person or governmental authority other than those which have already given consent or approval in a form satisfactory to the Company. The value of the Shares used to effect the purchase shall be the fair market value of those Shares as determined by the Board in its sole discretion, exercised in good faith.

            (iii) If the consideration for the exercise of an Option is to be paid through a broker-dealer sale and remittance procedure, the Optionee shall provide (1) irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased Shares and to remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased Shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (2) written instructions to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction. Notwithstanding the foregoing, Optionees subject to the short-swing profit limitation of Section 16 of the Exchange Act shall have the right to deliver irrevocable written instructions to effect the exercise of an option through the foregoing broker-dealer sale and remittance procedure (a) six months or more prior to the date such transaction is to be effected, and/or (b) prior to the date such transaction is to be effected and within a "window period" specified in Rule 16b-3(3)(iii) promulgated pursuant to the Exchange Act.

            (iv) If an Optionee is permitted to exercise an Option by delivering shares of the Company's Common Stock, the option agreement covering such Option may include provisions authorizing the Optionee to exercise the Option, in whole or in part, by: (1) delivering whole shares of the Company's Common Stock previously owned by such

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Optionee (whether or not acquired through the prior exercise of a stock option) having a fair market value equal to the option price; and/or (2) directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the option price. Shares of the Company's Common Stock so delivered or withheld shall be valued at their fair market value on the date of exercise of the Option, as determined by the Committee and/or the Board, as appropriate. Any balance of the exercise price shall be paid in cash or by check or a promissory note, each in accordance with the terms of this Section 7. Any shares delivered or withheld in accordance with this provision shall again become available for purposes of this Plan and for Options subsequently granted thereunder to the extent permissible pursuant to
Section 3 of this Plan.

  8.   OPTIONS.

       (a) TERMS AND PROVISIONS OF OPTIONS. As provided in Section 4 of this Plan and subject to any Imitations specified herein, the Board and/or Committee shall have the authority to determine the terms and provisions of any Option granted under this Plan or any agreement required to be executed in connection with the grant or exercise of an Option. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement. Options granted pursuant to this Plan are conditioned upon the Company obtaining any required permit or order from appropriate governmental agencies authorizing the Company to issue such Options and Shares issuable upon exercise thereof.

       (b) TERM OF OPTION. The term of each Option may be up to ten (10) years from the date of grant thereof as determined by the Board upon the grant of the Option and specified in the Option Agreement, except that the term of an Option granted to an Employee who, at the time the Option is granted, owns stock comprising more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

       (c)  EXERCISE OF OPTION.

            (i) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option shall be exercisable at such times, in such installments and under such conditions as may be determined by the Board and specified in the Option Agreement, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of this Plan.

            An option may be exercised in accordance with the provisions of this Plan as to all or any portion of the Shares then exercisable under an option, from time to time during the term of the Option. An Option may not be exercised for a fraction of a Share.

            An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal business office in accordance with the

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terms of the option Agreement by the person entitled to exercise the option and, except when the broker-dealer sale and remittance procedure described in
Section 7(c)(iii) hereto is used, full payment for the Shares with respect to which the Option is exercised has been received by the Company, accompanied by an executed Stock Purchase Agreement and any other agreements required by the terms of this Plan and/or the option Agreement. Full payment may consist of such consideration and method of payment allowable under Section 7 of this Plan. Until the option is properly exercised in accordance with the terms of this paragraph, no right to vote or receive dividends or any other rights as a stockholder exist with respect to the optioned Stock. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Option is exercised, except as provided in Section 11 of this Plan.

            As soon as practicable after any proper exercise of an Option in accordance with the provisions of this Plan, the Company shall, without transfer or issue tax to the Optionee, deliver to the Optionee at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Optionee, a certificate or certificates representing the Shares for which the Option shall have been exercised. The time of issuance and delivery of the certificate(s) representing the Shares for which the Option shall have been exercised may be postponed by the Company for such period as may be required by the Company, with reasonable diligence, to comply with any applicable listing requirements of any national or regional securities exchange or any law or regulation applicable to the issuance or delivery of such Shares. No Option may be exercised unless this Plan has been duly approved by the shareholders of the Company in accordance with applicable law. Notwithstanding anything to the contrary herein, the terms of a Stock Purchase Agreement required to be executed and delivered in connection with the exercise of an Option may require the certificate or certificates representing the Shares purchased upon exercise of an Option to be delivered and deposited with the Company as security for the Optionee's faithful performance of the terms of his Stock Purchase Agreement.

            Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of this Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (ii) TERMINATION OF STATUS AS AN EMPLOYEE. If an Optionee ceases to serve as an Employee for any reason other than death or disability and thereby terminates his Continuous Status as an Employee, such Optionee shall have the right to exercise the Option at any time within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board at the time of granting the Option), following the date such Optionee ceases his Continuous Status as an Employee of the Company to the extent that such Optionee was entitled to exercise the Option at the date of such termination; provided, however, that no Option shall be exercisable after the expiration of the term set forth in the Option Agreement. To the extent that such Optionee was not entitled to exercise the Option at the date of such termination, or if such Optionee does not exercise such Option (which such Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

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            (iii)  DEATH OR DISABILITY OF OPTIONEE.  If an Optionee ceases to serve as an Employee due to death or disability and thereby terminates his Continuous Status as an Employee, the Option may be exercised at any time within six (6) months following the date of death or termination of employment due to disability, in the case of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, or, in the case of disability, by the Optionee, but in any case only to the extent the Optionee was entitled to exercise the Option at the date of his termination of employment by death or disability; provided, however, that no Option shall be exercisable after the expiration of the Option term set forth in the Option Agreement. To the extent that such Optionee was not entitled to exercise such Option at the date of his termination of employment by death or disability or if such Option is not exercised (to the extent it could be exercised) within the time specified herein, the Option shall terminate.

            (iv) EXTENSION OF TIME TO EXERCISE. Notwithstanding anything to the contrary in this Section 8, the Board may at any time and from time to time prior to the termination of a Nonstatutory Stock Option, with the consent of the Optionee, extend the period of time during which the Optionee may exercise his Nonstatutory Stock Option following the date the Optionee ceases such Optionee's Continuous Status as an Employee; provided, however, that (1) the maximum period of time during which a Nonstatutory Stock Option shall be exercisable following such termination date shall not exceed an aggregate of six (6) months, (2) the Nonstatutory Stock Option shall not become exercisable after the expiration of the term of such Option as set forth in the Option Agreement as a result of such extension, and (3) notwithstanding any extension of time during which the Nonstatutory Stock Option may be exercised, such Option, unless otherwise amended by the Board, shall only be exercisable to the extent to which the Optionee was entitled to exercise it on the date Optionee ceased Continuous Status as an Employee. To the extent that such Optionee was not entitled to exercise the Option at the date of such termination, or if such Optionee does not exercise an Option which Optionee was entitled to exercise within the time specified herein, the Option shall terminate.

  9. LIMIT ON VALUE OF OPTIONED STOCK. No Incentive Stock Option may be granted to an Employee if, as a result of such grant, the aggregate fair market value (determined at the time an Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under all incentive stock option plans of the Company, its Parents or its Subsidiaries, if any, exceeds One Hundred Thousand Dollars ($100.000).

  10. NONTRANSFERABILITY OF OPTIONS. Options granted under this Plan may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the Optionee only by such Optionee.

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  11.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

       (a) Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under this Plan but as to which no Options have yet been granted or which have been returned to this Plan upon cancellation or expiration of an Option or repurchase of shares from an Optionee upon termination of employment or service, as well as the exercise or purchase price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, combination or reclassification of the Common Stock, or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company (other than stock bonuses to Employees, including, without limitation, officers and directors); provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been effected without the receipt of consideration. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to this Plan or an Option.

       (b) In the event of the merger, consolidation or reorganization of the Company with or into another corporation as a result of which the Company is not the surviving corporation or as a result of which the outstanding Shares are exchanged for or converted into cash or property or securities not of the Company, the Board may (i) make provision for the assumption of all outstanding Options by the successor corporation or a Parent or a Subsidiary thereof, or (ii) declare that outstanding Options shall terminate as of a date fixed by the Board which is at least thirty (30) days after the notice thereof to the Optionee, unless such thirty (30) day period is waived by the Optionee. In the event of a dissolution or liquidation of the Company or the sale of all or substantially all of the assets of the Company, the Company's outstanding options shall terminate as to an Optionee upon termination of Continuous Status as an Employee.

       (c) No fractional shares of Common Stock shall be issuable on account of any action described in this Section, and the aggregate number of Shares into which Shares then covered by the Option, when changed as the result of such action, shall be reduced to the largest number of whole shares resulting from such action, unless the Board, in its sole discretion, shall determine to issue scrip certificates in respect to any fractional shares, which scrip certificates, in such event, shall be in a form and have such terms and conditions as the Board in its discretion shall prescribe.

  12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall be the date on which the Board makes the determination granting such Option; provided, however, that if the Board determines that such grant shall be as of some future date, the date of grant shall be such

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future date.  Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

  13.  AMENDMENT AND TERMINATION OF THIS PLAN.

       (a) AMENDMENT AND TERMINATION. The Board may amend or terminate this Plan from time to time in such respects as the Board may deem advisable and shall make any amendments which may be required so that Options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for the purpose of the Code, except that, without approval of the holders of a majority of the outstanding shares of the Company's capital stock, no such revision or amendment shall:

            (i) Increase the number of Shares subject to this Plan, other than in connection with an adjustment under Section 11 of this Plan;

            (ii) Materially change the designation of the class of Employees eligible to be granted Options;

            (iii) Remove the administration of this Plan from the Board (other than to the Committee);

            (iv) Materially increase the benefits accruing to participants under this Plan; or

            (v)   Extend the term of this Plan.

       (b) EFFECT OF AMENDMENT OR TERMINATION. Except as otherwise provided in Section 11, any amendment or termination of this Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company.

  14.  CONDITIONS UPON ISSUANCE OF SHARES.

       (a) Shares shall not be issued pursuant to the exercise of an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, applicable state securities laws, the rules and regulations promulgated thereunder, and the requirement of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

       (b) As a condition to the exercise of an Option, the Board may require the person exercising such Option to execute an agreement with, and/or may require the person exercising such Option to make any representation and warranty to, the Company as may in the judgment of counsel to the Company be required under applicable law or regulation, including but not limited to a representation and warranty that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is appropriate under any of the aforementioned relevant provisions of law.

  15. RESERVATION OF SHARES. The Company, during the term of this Plan, at all times shall reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

       The Company, during the term of this Plan, shall use diligent efforts to seek to obtain from appropriate regulatory agencies any requisite authorization in order to issue and sell such number of Shares as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain the requisite authorization(s) deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Shares hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any Shares hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

  16. STOCK OPTION AND STOCK PURCHASE AGREEMENTS. Options shall be evidenced by written stock option agreements in such form or forms as the Board shall approve from time to time. Upon the exercise of an Option, the Optionee shall sign and deliver to the Company a Stock Purchase Agreement (if required to be executed and delivered to the Company by an Optionee as a condition to the exercise of an option) in such form or forms as the Board shall approve from time to time.

  17. SHAREHOLDER APPROVAL. Continuance of this Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date this Plan is adopted by the Board. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company entitled to vote thereon. All Options granted prior to shareholder approval of this Plan are subject to such approval, and if such approval is not obtained within twelve (12) months before or after the date this Plan is adopted by the Board all such Options shall expire and shall be of no further force or effect.

  18.  TAXES, FEES, EXPENSES AND WITHHOLDING OF TAXES.

       (a) The Company shall pay all original issue and transfer taxes (but not income taxes, if any) with respect to the grant of Options and/or the issue and transfer of Shares pursuant to the exercise thereof, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use diligent efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

       (b) The grant of Options hereunder and the issuance of Shares pursuant to the exercise thereof is conditioned upon the Company's reservation of the right to withhold, in accordance with any applicable law, from any compensation payable to the Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of such Option or the sale of the Shares issued upon exercise thereof. To the extent that compensation or other amounts, if any, payable to the Optionee are insufficient to pay any taxes required to be so withheld, the Company may, in its sole discretion, require the Optionee, as a condition of the exercise of an option, to pay in cash to the Company an amount sufficient to cover such tax liability or otherwise to make adequate provision for the Company's satisfaction of its withholding obligations under federal and state law.

       (c) The Board or any Committee may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3 and interpretations thereof by the staff of the Securities and Exchange Commission) provide any or all holders of outstanding option grants under this Plan with the election (a "Withholding Election") to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such options, one or more of such shares with an aggregate fair market value equal to the designated percentage (any multiple of 5% specified by the Optionee) of the Federal and State income taxes ("Taxes") incurred in connection with the acquisition of such Shares. In lieu of such direct withholding, one or more Optionees may also be granted the right to deliver shares of Common Stock to the Company in satisfaction of such Taxes. The withheld or delivered shares shall be valued at the Fair Market Value on the applicable determination date for such Taxes (the "Tax Date") or such other date required by the applicable safe-harbor provisions of SEC Rule 16b-3. Notwithstanding the foregoing, Optionees subject to the short-swing profit limitations of Section 16 of the Exchange Act shall have the right to elect to deliver previously owned stock or make a Withholding Election: (a) six months or more prior to the Tax Date and/or (b) prior to the Tax Date and within a "window period"' specified in Rule 16(b)-3(e)(iii) promulgated pursuant to the Exchange Act.

  19. LIABILITY OF COMPANY. The Company, its Parent or any Subsidiary which is in existence or hereafter comes into existence shall not be liable to an Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Options intended to be Incentive Stock Options granted hereunder do not qualify as incentive stock options within the meaning of Section 422 of the Code.

  20. INFORMATION TO OPTIONEE. The Company shall provide without charge at least annually to each Optionee during the period his option is outstanding a balance sheet and income statement of the Company. In the event that the Company provides annual reports or periodic reports to its shareholders during the period in which an Optionee's Option is outstanding, the Company shall provide to each Optionee a copy of each such report.

  21. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail, as first class, registered or certified mail, with postage and fees prepaid and addressed (i) if to the Company, at its principal place of business, attention: Secretary, or (ii) if to the Optionee at his address as set forth on the signature page of his option Agreement, or at such other address as either party may from time to time designate in writing to other. It shall be the obligation of each Optionee and each transferee holding Shares purchased upon exercise of an Option to provide the Secretary of the Company, by letter mailed as provided hereinabove, with written notice of his direct mailing address.

  22. NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is purely voluntary on the part of the Company, and the continuance of this Plan shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for or a condition of the employment or service of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ or service of the Company, its Parent, Subsidiary or a successor corporation, or to interfere with the right of the Company or any such corporations to discharge or retire any Employee at any time with or without cause and with or without notice. No Employee shall have any right to or interest in Options authorized hereunder prior to the grant thereof to such Employee, and upon such grant such Employee shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Articles of Incorporation, as the same may be amended from time to time.

  23.  LEGENDS ON CERTIFICATES.

       (a) FEDERAL LAW. Unless an appropriate registration statement is filed pursuant to the Securities Act of 1933, as amended, with respect to the Options and Shares issuable under this Plan, each document or certificate representing such Options or Shares shall be endorsed thereon with a legend substantially as follows:

         "THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

       (b) CALIFORNIA LEGEND. If required by the California Commissioner of Corporations, each document or certificate representing the Options or Shares issuable under this Plan shall be endorsed thereon with a legend substantially as follows:

         "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

       (c) ADDITIONAL LEGENDS. Each document or certificate representing the Options or Shares issuable under this Plan shall also contain legends as may be required under applicable blue sky laws or by any Stock Purchase Agreement or other agreement the execution of which is a condition to the exercise of an Option under this Plan.

  24. AVAILABILITY OF PLAN. A copy of this Plan shall be delivered to the Secretary of the Company and shall be shown by him to any eligible person making reasonable inquiry concerning it.

  25. COMPLIANCE WITH EXCHANGE ACT RULE 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3, promulgated pursuant to the Exchange Act, or its successors. To the extent any provision of this Plan or action by the Board or any Committee fails so to comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board or any Committee.

  26. INVALID PROVISIONS. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

  27. APPLICABLE LAW. This Plan shall be governed by and construed in accordance with the laws of the State of California.

                SECOND AMENDMENT TO THE 1995 STOCK OPTION PLAN
                               OF FAROUDJA, INC.



       The first sentence of the first paragraph of Section 3 of the 1995 Stock Option Plan of Faroudja, Inc., as adopted on August 1, 1995 and amended on August 19, 1996, is amended and restated in its entirety to read as follows:

              "3.  STOCK SUBJECT TO THIS PLAN.  Subject to the provisions of
       Section 11 of this Plan, the maximum aggregate number of Shares which may be optioned and sold under this Plan shall not exceed the aggregate of One Million Four Hundred Thousand (1,400,000) Shares . . . "

       IN WITNESS WHEREOF, the undersigned has executed this Second Amendment to the 1995 Stock Option Plan of Faroudja, Inc. as of February 11, 1997.

                                       FAROUDJA, INC.


                                       By:/s/ Michael Hoberg
                                          -------------------------------------
                                       Michael Hoberg, Chief Financial Officer

                 THIRD AMENDMENT TO THE 1995 STOCK OPTION PLAN
                               OF FAROUDJA, INC.



       Section 11 of the 1995 Stock Option Plan of Faroudja, Inc., as adopted on August 1, 1995 and amended on August 19, 1996 and on February 11, 1997, is amended and restated in its entirety to read as follows:

    "11. EFFECT OF CERTAIN CHANGES.

         (a) ANTI-DILUTION. If there is any change in the number of shares of Common Stock through the declaration of stock dividends or through a recapitalization which results in stock splits or reverse stock splits, or through the combination or reclassification of such shares, the Board shall make corresponding adjustments to the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options, and the price per share of such Options in order to appropriately reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares of Common Stock resulting from such adjustment shall be eliminated. Any determination made by the Board relating to such adjustments shall be final, binding and conclusive.

         (b) CHANGE IN PAR VALUE. In the event of a change in the Common Stock of the Company, as constituted as of the date of this Plan, which is limited to a change in all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

         (c) MERGERS AND CONSOLIDATIONS. Notwithstanding the other Sections of this Section 11, upon the dissolution or liquidation of the Company, or upon any reorganization, merger or consolidation of the Company with one or more corporations where the Company is the surviving corporation and the stockholders of the Company immediately prior to such transaction do not own at least eighty percent (80%) of the Company's Common Stock immediately after such transaction, or upon any reorganization, merger or consolidation of the Company with one or more corporations where the Company is not the surviving corporation, or upon a sale of substantially all of the assets or eighty percent (80%) or more of the then outstanding shares of Common Stock of the Company to another corporation or entity, (any such reorganization, merger, consolidation, sale of assets, or sale of shares of Common Stock being hereinafter referred to as the "Transaction"), the Plan shall terminate; provided however, that

              (i) any Options theretofore granted and outstanding under the Plan shall become immediately exercisable in full and shall remain exercisable until the effective date of such Transaction;

              (ii) the termination of the Plan, and any exercise of any Option (to the extent that the holder's right to exercise such Option has been accelerated by the operation of Section 11(c)(i)) shall be subject to and conditioned upon the consummation of the Transaction to which such termination and acceleration relates, and if, for any reason, such Transaction is abandoned, exercise of the Option shall be void and such Option shall thereafter be exercisable only as permitted by the Plan and the Option Agreement, which shall remain in full force and effect.

         For purposes of applying Section 11(c): (x) the fair market value of shares of Common Stock underlying the Incentive Stock Options shall be determined as of the time the Option with respect to such shares is granted;
(y) the Incentive Stock Options shall be transformed, to the extent required, into Nonstatutory Stock Options in reverse chronological order, such that the last-granted Incentive Stock Option shall be the first Option transformed into a Nonstatutory Stock Option and the first granted Incentive Stock Option shall be the last Option so transformed; and (z) the terms and conditions of each Nonstatutory Stock Option so created shall be identical, to the extent possible, in all respects to those of the Incentive Stock Option that it replaces including but not limited to the fact that it shall be immediately exercisable in full and shall remain exercisable until the time at which the Transaction becomes effective. In the event that Incentive Stock Options are transformed into Nonstatutory Stock Options by operation of this Section 11(c), the Board may in its discretion issue replacement Option Agreements that reflect the adjusted number of Incentive Stock Options and Nonstatutory Stock Options. The Company shall use its best efforts to give each Optionee written notice of any proposed Transaction at least thirty (30) days prior to the effective date of any such Transaction. Any Option not exercised by the time the Transaction legally becomes effective shall thereupon terminate.

         (d) RIGHTS OF PARTICIPANTS. Except as hereinbefore expressly provided in this Section 11, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option. The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or part of its business or assets."

    IN WITNESS WHEREOF, the undersigned has executed this Third Amendment to the 1995 Stock Option Plan of Faroudja, Inc. as of April 30, 1997.

                                       FAROUDJA, INC.


                                       By:/s/ Michael Hoberg
                                          ------------------------------------
                                       Michael Hoberg, Chief Financial Officer

                FOURTH AMENDMENT TO THE 1995 STOCK OPTION PLAN
                               OF FAROUDJA, INC.



       The first sentence of the first paragraph of Section 3 of the 1995 Stock Option Plan of Faroudja, Inc., as adopted on August 1, 1995 and as amended on August 19, 1996, February 11, 1997 and April 30, 1997, is amended and restated in its entirety to read as follows:

       "3. STOCK SUBJECT TO THIS PLAN. Subject to the provisions of Section 11 of this Plan, the maximum aggregate number of Shares which may be optioned and sold under this Plan shall not exceed the aggregate of One Million Two Hundred Twenty Five Thousand (1,225,000) Shares . . . "

       IN WITNESS WHEREOF, the undersigned has executed this Fourth Amendment to the 1995 Stock Option Plan of Faroudja, Inc. as of June 13, 1997.

                                       FAROUDJA, INC.

                                       By:/s/ Michael Hoberg
                                          ------------------------------------
                                       Michael Hoberg, Chief Financial Officer